FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the "**Amendment**") is dated effective as of the 13th day of April, 2016 (the "**Effective Date**"), by and between **ARRAYIT CORPORATION**, a corporation incorporated under the laws of the State of Nevada (the "**Borrower**"), **TELECHEM INTERNATIONAL, INC.**, a corporation incorporated under the laws of the State of Nevada, **ARRAYIT SCIENTIFIC SOLUTIONS, INC.**, a corporation incorporated under the laws of the State of Nevada (collectively, the "**Corporate Guarantors**") (the Borrower and the Corporate Guarantors hereinafter sometimes collectively referred to as the "**Credit Parties**") and **TCA GLOBAL CREDIT MASTER FUND, LP**, a Cayman Islands limited partnership (the "**Lender**").

RECITALS

WHEREAS, the Credit Parties and the Lender executed that certain Senior Secured Revolving Credit Facility Agreement dated as of August 31, 2015, but made effective as of December 18, 2015 (as amended, supplemented, renewed, or modified from time to time, the "**Credit Agreement**"); and

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered to Lender that certain Revolving Note dated as of August 31, 2015, but made effective as of December 18, 2015, evidencing Revolving Loans under the Credit Agreement (such Revolving Note, together with any amendments, renewals, substitutions, replacements, or modifications from time to time, collectively referred to as the "**Revolving Note**"); and

WHEREAS, in connection with the Credit Agreement and the Revolving Note, the Borrower executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the "**Loan Documents**"; and

WHEREAS, the Borrower's obligations under the Credit Agreement and the Revolving Note are secured by the following, all of which are included within the Loan Documents: (i) the Security Agreements; (ii) the Guaranty Agreement; (iii) the Pledge Agreements; (iv) the Validity Certificate; and (v) UCC-1 Financing Statements naming the Borrower and the Corporate Guarantors, as debtors, and Lender, as secured party (the "**UCC-1's**"), among other Loan Documents; and

WHEREAS, the Credit Agreement contemplated that the Revolving Loan Commitment under the Credit Agreement could be increased, and in connection therewith, Lender could make additional Revolving Loans to Credit Parties to be evidenced by a new or replacement Revolving Note, all as more specifically set forth in the Credit Agreement; and

WHEREAS, the Credit Parties desire and have requested an increase in the Revolving Loan Commitment to One Million Dollars ($1,000,000), and Lender is amenable to such increase, and in connection therewith, Credit Parties desire, and Lender is amenable to making, an additional Revolving Loan to Credit Parties in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "**Additional Advance**"), all in accordance with the terms of this Amendment; and

WHEREAS, the parties desire to aggregate all obligations due and owing by the Credit Parties to the Lender as of the date hereof under the Credit Agreement, the Revolving Note, this Amendment, and all other Loan Documents, together with the Additional Advance, by aggregating all of such obligations and such Additional Advance into a newly issued promissory note in the form attached hereto as **Exhibit "A"** (the "**First Replacement Revolving Note**"), which First Replacement Revolving Note shall replace, amend, and restate the Revolving Note in its entirety, and which First Replacement Revolving Note shall

be for a principal amount equal to the aggregate amount of all such obligations and such Additional Advance, all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Increase of Revolving Loan Commitment; Replacement Revolving Note. Subject to the terms and conditions of this Amendment, the Revolving Loan Commitment is hereby increased to an aggregate total of One Million Dollars ($1,000,000). In connection with such increase, the Credit Parties have requested the Additional Advance in the amount of Two Hundred Fifty Thousand Dollars ($250,000), which Lender hereby agrees to make subject to the terms and conditions of this Amendment.

5. Outstanding Balance. The Credit Parties acknowledge that the aggregate amount of all Obligations due and owing under the Credit Agreement and all other Loan Documents, including the Additional Advance contemplated under Section 4 above, as of April 13, 2016, is $1,267,072.66 (the "**Outstanding Balance**"). The Outstanding Balance is comprised of: (i) principal, accrued and unpaid interest, the Original Advisory Fee, and other fees due under the Credit Agreement and other Loan Documents, specifically including the Revolving Note, as of April 13, 2016, in the amount of $942,072.66; (ii) the Additional Advisory Fee in the amount of $75,000; and (iii) the Additional Advance in the amount of $250,000. The Outstanding Balance shall be deemed and is agreed upon as the outstanding principal balance of the First Replacement Revolving Note, and the entire Outstanding Balance shall be and remain secured by the Security Agreements, the Guaranty Agreement, the Pledge Agreements, the Validity Certificate, the UCC-1's, and all other Loan Documents, as applicable, and which Outstanding Balance shall be due and payable in accordance with the terms of the Credit Agreement, as amended hereby, and the First Replacement Revolving Note. In that regard, simultaneously with the execution of this Amendment, the Credit Parties shall execute and deliver the First Replacement Revolving Note in favor of the Lender. The First Replacement Revolving Note is being executed and delivered simultaneously herewith in substitution for and to supersede the Revolving Note in its entirety. It is the intention of the Credit Parties and Lender that while the First Replacement Revolving Note replaces and supersedes the Revolving Note, in its entirety, the First Replacement Revolving Note is not in payment or satisfaction of the Revolving Note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old. Nothing contained in this Amendment or in the First Replacement Revolving Note shall be deemed to extinguish the indebtedness and obligations evidenced by the Revolving Note or constitute a novation of the indebtedness evidenced by the Revolving Note.

6. Additional Advisory Fees Due. Credit Parties hereby agree and acknowledge that they have existing obligations to the Lender for advisory services previously provided, all in accordance with the Credit Agreement, in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "**Original Advisory Fee**"). In addition, Credit Parties hereby agree and acknowledge that they have additional obligations to the Lender for advisory services provided by the Lender to the Credit Parties prior to the date of this Amendment in the amount of Seventy-Five Thousand Dollars ($75,000) (the "**New Advisory Fee**"). The Credit Parties hereby agree and confirm that the obligations to pay the Original Advisory Fee and the New Advisory Fee are and shall be deemed to be additional Revolving Loans made as of the date hereof, and such sums shall be included within the Outstanding Balance, shall be deemed Obligations of the Credit Parties under the Credit Agreement, secured by the Security Agreements, the Guaranty Agreement, the Pledge Agreements, the Validity Certificate, the UCC-1's, and all other Loan Documents, as applicable, and shall be due and payable in accordance with the terms of the Credit Agreement, as amended hereby, and the First Replacement Revolving Note. The Credit Parties and Lender agree that the Advisory Fee Shares previously delivered to Lender towards payment of the Original Advisory Fee shall be retained by Lender, and may be sold by Lender as permitted by applicable securities laws, and as otherwise contemplated by the Credit Agreement, and any net proceeds received by Lender from the sale thereof shall be applied by Lender to reduce the Obligations owing to Lender under the Credit Agreement and the First Replacement Revolving Note, in the same order and priority as payments received under the First Replacement Revolving Note. Upon payment of all Obligations in full to Lender, Lender shall return any Advisory Fee Shares then in Lender's possession to the Borrower.

7. Bank Account Controls. Effective as of the date of this Amendment, the following restrictions and controls shall be implemented and be effective with respect to the Credit Parties, their banking systems and bank accounts (including all currently existing bank accounts of the Credit Parties and any bank accounts opened after the date hereof (collectively, the "**Bank Accounts**")), and payment of any debts or obligations of the Credit Parties: (i) no payment, disbursement, fee, charge, or other sum in excess of Five Thousand Dollars ($5,000) shall be made or paid by any of the Credit Parties, unless same is first approved by Lender; (ii) any payment, disbursement, fee, charge, or other sum in excess of Five Thousand Dollars ($5,000) to be made by any of the Credit Parties shall only be made by wire transfer, or such other form of electronic payment as Lender may approve from time to time and which permits the controls by Lender contemplated hereby (collectively, "**Electronic Payments**"); and (iii) simultaneously with the execution of this Amendment, the Credit Parties shall undertake all required actions, including providing Lender with proper approvals, administrative usernames, sign-in or log-in credentials, user names, passwords, authorization controls, fob controls, changing the appropriate settings and controls on the online payment systems for all Bank Accounts, and/or such other actions as are necessary or required so that any Electronic Payments in excess of Five Thousand Dollars ($5,000) will require a specific authorization or approval from the Lender directly to the bank (i.e. it is not sufficient that Lender approve such Electronic Payment with the Credit Parties, but Lender must have some control directly with the bank and its payments systems such that Electronic Payments will not be sent or processed by the bank unless the Lender has specifically approved same directly to the bank, either with a fob authorization code, call mechanism with the bank, or other similar system of controls whereby the bank and its systems will not permit an Electronic Payment in excess of Five Thousand Dollars ($5,000) unless Lender specifically authorizes same directly with the bank). The Credit Parties hereby agree to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the foregoing with respect to the bank accounts of the Credit Parties and the controls contemplated hereby. Credit Parties shall not undertake any action or give any direction that is in conflict with, changes, or is otherwise in derogation of the requirements and obligations of Credit Parties set forth in this paragraph.

8. Representations and Warranties. The Credit Parties hereby confirm and affirm that all representations and warranties made by the Credit Parties under the Credit Agreement and all other Loan

Documents (specifically including under Section 7 of the Credit Agreement) are true, correct and complete in all material respects as of the date of the Credit Agreement, and hereby confirm and affirm that all such representations and warranties remain true, correct and complete in all material respects as of the date of this Amendment, and by this reference, the Credit Parties do hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by the Credit Parties, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

9. Affirmation. The Credit Parties hereby affirm all of their Obligations to the Lender under all of the Loan Documents and agree and affirm as follows: (i) that as of the date hereof, the Credit Parties have performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Loan Documents to be performed, satisfied or complied with by the Credit Parties; provided, however, that the Credit Parties have informed the Lender that the Borrower is not current in its filings with the SEC; (ii) that the Credit Parties shall continue to perform each and every covenant, agreement and condition set forth in each of the Loan Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or Event of Default has occurred or is continuing under the Credit Agreement or any other Loan Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Credit Agreement or any other Loan Documents; provided, however, that the Credit Parties have informed the Lender that the Borrower is not current in its filings with the SEC; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect.

10. Ratification. The Credit Parties hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms; (ii) the First Replacement Revolving Note, and all other Obligations of the Credit Parties under the First Replacement Revolving Note, the Credit Agreement, all other Loan Documents and this Amendment, shall be and continue to be and remain secured by and under the Loan Documents, including the Security Agreements, the Guaranty Agreement, the Pledge Agreements, the Validity Certificate, and the UCC-1's; and (iii) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment or any other Loan Documents.

11. Additional Confirmations. The Credit Parties hereby represent, warrant and covenant as follows: (i) that the Lender's Liens and security interests in all of the "Collateral" (as such term is defined in the Credit Agreement), are and remain valid, perfected, first-priority Liens and security interests in such Collateral, and the Credit Parties have not granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

12. Lender's Conduct. As of the date of this Amendment, the Credit Parties hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

13. Redefined Terms. The term "Loan Documents," as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include the First Replacement Revolving Note, this Amendment, and all other documents or instruments executed in connection with this Amendment and the execution and delivery of the First Replacement Revolving Note. The term "Financial Statements," as defined in the Credit Agreement, shall be deemed to refer to and include any financial statements provided by Credit Parties to Lender since the date of the Credit Agreement.

14. Representations and Warranties of the Credit Parties. The Credit Parties hereby make the following representations and warranties to the Lender:

(a) Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Credit Parties of this Amendment, the First Replacement Revolving Note, and all other documents executed and delivered in connection herewith and therewith, and the performance by Credit Parties of all of their Obligations hereunder and thereunder, have been duly and validly authorized and approved by each of the Credit Parties and their respective board of directors pursuant to all applicable laws, and no other corporate action or consent on the part of the Credit Parties, their respective board of directors, stockholders or any other Person is necessary or required by the Credit Parties to execute this Amendment, the First Replacement Revolving Note, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Credit Parties' Obligations hereunder and thereunder. This Amendment, the First Replacement Revolving Note and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Credit Parties (and the officer executing this Amendment and all such other documents for each Credit Party is duly authorized to act and execute same on behalf of such Credit Party) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

15. Indemnification. Each of the Credit Parties, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, their successors and assigns, and each of them, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature, payable by any of the Lender Indemnitees to any Person, including reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law (collectively, the "**Claims**"), through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Credit Agreement or any other Loan Documents, including the assertion of a claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of the Credit Agreement of any of the other Loan Documents. The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents and repayment of the Obligations.

16. Waiver and Release. Each of the Credit Parties hereby represents and warrants to Lender that none of them have any defenses, setoffs, claims, counterclaims, cross-actions, equities, or any other Claims in favor of the Credit Parties, to or against the enforcement of any of the Loan Documents, and to the extent any of the Credit Parties have any such defenses, setoffs, claims, counterclaims, cross-actions, equities, or other Claims against Lender and/or against the enforceability of any of the Loan Documents, the Credit Parties each acknowledge and agree that same are hereby fully and unconditionally waived by the Credit Parties. In addition to the foregoing full and unconditional waiver, each of the Credit Parties does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of

the Lender Indemnitees and their respective successors and assigns, from any and all Claims whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, which the Credit Parties ever had, now have, or which any successor or assign of the Credit Parties hereafter can, shall, or may have against any of the Lender Indemnitees or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through and including the date hereof, including, without limitation, any matter, cause, or thing related to the Credit Agreement, this Amendment, the First Replacement Revolving Note, or any other Loan Documents (collectively, the "**Released Claims**"). Without in any manner limiting the generality of the foregoing waiver and release, Credit Parties hereby agree and acknowledge that the Released Claims specifically include: (i) any and all Claims regarding or relating to the enforceability of the Loan Documents as against any of the Credit Parties; (ii) any and all Claims regarding, relating to, or otherwise challenging the governing law provisions of the Loan Documents; (iii) any and all Claims regarding or relating to the amount of principal, interest, fees or other Obligations due from any of the Credit Parties to the Lender under any of the Loan Documents; (iv) any and all Claims regarding or relating to Lender's conduct or Lender's failure to perform any of Lender's covenants or obligations under any of the Loan Documents; (v) any and all Claims regarding or relating to any delivery or failure to deliver any notices by Lender to Credit Parties; (vi) any and all Claims regarding or relating to any failure by Lender to fund any advances or other amounts under any of the Loan Documents; (vii) any and all Claims regarding or relating to any advisory services (or the lack thereof) provided by Lender to any of the Credit Parties for which any advisory fees may be due and owing and included within the Obligations; and (viii) any and all Claims based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith. The Credit Parties further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Loan Documents, and the Released Claims include all Claims that the Credit Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Amendment. The foregoing waiver and release agreements by the Credit Parties are a material inducement for Lender to enter into this Amendment. In addition, each of the Credit Parties agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Amendment, including the foregoing waiver and release agreements, with and through their own competent counsel, and that each of the Credit Parties have sufficient leverage and economic bargaining power, and have used such leverage and economic bargaining power, to fairly and fully negotiate this Amendment, including the waiver and release agreements herein, in a manner that is acceptable to the Credit Parties. The foregoing waiver and release agreements shall survive the termination of the Credit Agreement or any of the Loan Documents, and repayment of the Obligations.

17. Effect on Agreement and Loan Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

18. No Waiver. Neither this Amendment, nor shall Lender's agreement to increase the Revolving Loan Commitment and make the Additional Advance pursuant to the First Replacement Revolving Note, be deemed or construed in any manner as a waiver by the Lender of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by the Credit Parties under the Credit Agreement, any other Loan Documents, or any of Lender's rights or remedies in connection therewith.

19. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and

binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof.

20. Fees and Expenses.

(a) Due Diligence Fees. The Credit Parties agree to pay to the Lender a due diligence fee equal to Five Thousand Dollars ($5,000.00), all of which shall be due and payable by the Credit Parties upon execution of this Amendment and withheld from the proceeds of the Additional Advance made hereby.

(b) Document Review and Legal Fees. The Credit Parties agree to pay to the Lender or its counsel a document review and legal fee equal to Seven Thousand Five Hundred Dollars ($7,500.00) for the preparation, negotiation, and execution of this Amendment and all other documents in connection herewith, all of which shall be due and payable by the Credit Parties upon execution of this Amendment and withheld from the proceeds of the Additional Advance made hereby.

(c) Transaction Fees. The Credit Parties agrees to pay to Lender a transaction advisory fee equal to two percent (2%) of the amount of the Additional Advance made hereby, which fee shall be due and payable by the Credit Parties upon execution of this Amendment and withheld from the proceeds of the Additional Advance made hereby.

21. Additional Agreements.

(a) Reconfirmation of Lock Box Deposits. Credit Parties hereby re-confirm their obligation to insure that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due, owing, payable, or paid to Credit Parties from a Customer or otherwise, shall be deposited directly into the Lock Box Account, and in that regard, Credit Parties hereby re-confirm that they have, prior to the date hereof, affirmatively directed and instructed all of their Customers to make and re-direct all payments and remittances otherwise due to the Credit Parties directly to the Lock Box Account. To the extent Credit Parties at any time receive any Receipts or other checks, drafts, instruments and other items of payment or proceeds of Collateral to any of its accounts (and not the Lock Box Account), then Credit Parties shall notify Lender of the receipt of such Receipts or other sums within twenty-four (24) hours of receipt of same, and immediately upon receipt thereof, remit or endorse same to Lender into the Lock Box Account; provided, however, that any such re-direction shall not diminish or abrogate Credit Parties' obligation to direct, instruct and require all Customers and other Persons to make all payments and remittances otherwise due to the Credit Parties directly to the Lock Box Account.

(b) Reporting Status; Listing. The Borrower shall, within ninety (90) days from the Effective Date, have filed all reports with the SEC, and provided evidence thereof of such filings to Lender, including Form 10-Q, Form 10-K, and any other report required of the Borrower in order to make the Borrower current in its filings and compliant with all SEC reporting requirements. In that regard, the Borrower shall file all required applications, reports, statements and all other documents, and pay all required fees and costs, necessary or required in order for the Borrower to accomplish the foregoing requirements.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:

ARRAYIT CORPORATION, a Nevada corporation

By: ______________________________
Name:
Title:

GUARANTORS:

TELECHEM INTERNATIONAL, INC., a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

ARRAYIT SCIENTIFIC SOLUTIONS, INC., a Nevada corporation

By:______________________________
Name:______________________________
Title:______________________________

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: **TCA Global Credit Fund GP, Ltd.**
Its: **General Partner**

By: ______________________________
Robert Press, Director

EXHIBIT "A"

FIRST REPLACEMENT REVOLVING NOTE

REVISED DISCLOSURE SCHEDULES